                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-23671) of Continental Materials Corporation of our reports dated March 2, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



PricewaterhouseCoopers LLP

Chicago, Illinois
March 28, 2000